Exhibit 10.28

English Translation for Reference Only

SUPPLEMENTAL FUNDS TRANSFER AGREEMENT

Among

PYPO DIGITAL COMPANY LIMITED

and

ARCH DIGITAL HOLDINGS LTD.

Dated: 10th November, 2008

This SUPPLEMENTAL FUNDS TRANSFER AGREEMENT (this “Agreement”) is made on [10th November, 2008], by and among the following parties:

(A).	PYPO DIGITAL COMPANY LIMITED (“Pypo”), a limited liability company organized and existing under the laws of the Cayman Islands having its correspondence address in Hong Kong at 48/F., Bank of China Tower, 1 Garden Road, Central, Hong Kong; and

(B).	ARCH DIGITAL HOLDINGS LTD. (“ARCH”), a limited liability company organized and existing under the laws of the British Virgin Islands having its registered office at Quastisky Building, P.O. Box 4389, Road Town, Tortola, British Virgin Islands (BVI Company No. 1437140).

Pypo and ARCH are each hereinafter referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into a Funds Transfer Agreement dated 10 March 2008 (the “Funds Transfer Agreement”) under which ARCH has transferred and/or procured the transfer of US$20,000,000 to Pypo and Pypo has transferred and/or procured the transfer of RMB150,000,000 to ARCH.

WHEREAS, the Parties agreed that the Funds Transfer Agreement shall be amended as herein provided.

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

CONSTRUCTION

1.1 Article I (Definitions and Interpretations) of the Funds Transfer Agreement shall be deemed to be set out in full in this Agreement as if references in that article to the Funds Transfer Agreement were references to this Agreement.

1.2 Unless a contrary intention appears in this Agreement, any word or expression defined in the Funds Transfer Agreement will have the same meaning when it is used in this Agreement.

ARTICLE II.

AMENDMENTS

2.1 The Parties hereby agree, acknowledge and confirm that the Funds Transfer Agreement shall be amended as follows:

(a) The recitals of the Funds Transfer Agreement shall be deleted in their entirety and replaced by the following:

“WHEREAS, Pypo is owned as to 182,700,000 ordinary shares of US$0.0001 by Capital Ally and 90,000,000 ordinary shares of US$0.0001 by ARCH.

WHEREAS, Capital Ally is owned as to approximately 5,000 ordinary shares of US$1.00 by GM Investment Company Limited and 5,000 ordinary shares of US$1.00 by Style Technology Development Limited (collectively, the “Interests”).

WHEREAS, ARCH group of companies beneficially owns certain US$ fund and Pypo group of companies owns certain RMB fund.

WHEREAS, in accordance with a Loan Agreement dated 10 March 2008 as amended by a Supplemental Loan Agreement among Pypo as lender and Capital Ally as borrower (the “Loan Agreement”), Pypo has agreed to advance US$20,000,000 to Capital Ally.

WHEREAS, each of GM Investment Company Limited and Style Technology Development Limited has executed an Equity Pledge Agreement in favour of Pypo (the “Equity Pledge Agreements”), pursuant to which GM Investment Company Limited and Style Technology Development Limited pledge the Interests as collateral for all payments due under the Loan Agreement.

WHEREAS, ARCH desires to transfer or procure the transfer of US$20,000,000 to Pypo or its nominee(s) in exchange for Pypo transferring or procure the transfer of RMB150,000,000 to ARCH or its nominee(s).”

(b) Reference to “Equity Pledge Agreement” in Section 1.1 of the Funds Transfer Agreement shall be deleted in its entirety and replaced by “Equity Pledge Agreements”.

(c) Paragraph (a) of Article II (Conditions Precedent) of the Funds Transfer Agreement shall deleted in its entirety and replaced by the following:

“Pypo and Capital Ally have executed and delivered the Loan Agreement, and Pypo, GM Investment Company Limited and Style Technology Development Limited have executed and delivered the Equity Pledge Agreements to which they are parties.

(d) Reference to “31 December 2008” in Section 4.1 of the Funds Transfer Agreement shall be deleted in its entirety and replaced by “30 June 2009”.

(e) Section 6.3 of the Funds Transfer Agreement shall be deleted in its entirety and replaced by the following:

“Right of Acquisition. In the event Pypo is the Default Party and provided that Pypo is entitled to exercise its rights as beneficiary (the Beneficiary’s Rights”) under Section 5.2 of any Equity Pledge Agreement, Pypo shall promptly notify ARCH such default and ARCH shall be entitled to, at its absolute discretion and by delivering a written notice to Pypo, request Pypo to exercise the Beneficiary’s Rights and procure the transfer of all right, title and interest in the relevant Interests to ARCH. If Pypo fails to exercise the Beneficiary’s Rights within 14 days from the date of ARCH’s written notice, Pypo hereby irrevocably appoints ARCH to be its attorney (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required or which ARCH shall think proper or expedient for carrying out any obligations imposed on Pypo under this Section 6.3. Pypo ratifies and confirms and agrees to ratify and confirm any deed, instrument, act or thing which such attorney or substitute may execute or do. In the foregoing transfer the forgiveness of obligation of Pypo under Section 4.1 and 6.2 shall constitute the consideration for the relevant Interests to be paid by ARCH.

2.2 Except as amended by the terms of this Agreement, the Funds Transfer Agreement will remain in full force and effect and any reference in the Funds Transfer Agreement to the Funds Transfer Agreement or to any article or section of the Funds Transfer Agreement will be construed as a reference to the Funds Transfer Agreement, or that article or section, as amended by this Agreement.

ARTICLE III.

GOVERNING LAW AND SETTLEMENT OF DISPUTES

3.1 This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and governed by the laws of Hong Kong.

3.2 The Parties agree that any legal action or proceeding arising out of or relating to this Agreement may be brought in the courts of Hong Kong and irrevocably submit to the non-exclusive jurisdiction of such courts.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorised representatives on the date set out above.

PYPO DIGITAL COMPANY LIMITED

By:	/s/ Kuo Zhang
Name: Kuo Zhang Title: Director

ARCH DIGITAL HOLDINGS LTD.

By:	/s/ Liu Hui
Name: Liu Hui Title: Director

[Signature Page of Supplemental Funds Transfer Agreement]